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                                                                   EXHIBIT 11(d)

                                                      Kirkpatrick & Lockhart LLP
                                                   1800 Massachusetts Avenue, NW
                                                                       Suite 200
                                                            Washington, DC 20036
                                                                    202-778-9000


August 11, 2003


INVESCO Sector Funds, Inc.
4350 South Monaco Street
Denver, Colorado  80237

Ladies and Gentlemen:

         You have requested our opinion as counsel to INVESCO Sector Funds, Inc. (the "Company"), a Maryland corporation, as to certain matters regarding the Investor Class, Class A, Class B, Class C and Class K shares of INVESCO Technology Fund (the "Acquiring Fund"), a series of the Company, to be issued in connection with the reorganization of AIM New Technology Fund ("AIM New Technology"), a series of AIM Funds Group ("AIM Funds"), AIM Global Science & Technology Fund ("AIM Global Science"), a series of AIM Investment Funds ("AIM Investment"), and INVESCO Telecommunications Fund ("INVESCO Telecommunications"), another series of the Company (each a "Target Fund" and collectively the "Target Funds"), into the Acquiring Fund, as provided for in the Agreement and Plan of Reorganization (the "Plan") by and among the Company, on behalf of the Acquiring Fund, AIM Funds, on behalf of AIM New Technology, AIM Investment on behalf of AIM Global Science, the Company on behalf of INVESCO Telecommunications, A I M Advisors, Inc. and INVESCO Funds Gruop, Inc. The Plan provides for the Target Funds to transfer all of their assets to the Acquiring Fund in exchange solely for a number of Investor Class, Class A, Class B, Class C and Class K shares of common stock ($.01 par value) of the Acquiring Fund that is to be determined in the manner specified in the Plan (the "Shares") and the Acquiring Fund's assumption of all of the liabilities of the Target Funds.

         For purposes of rendering our opinion, we have examined the disclosure that we understand will be contained in the Registration Statement on Form N-14 ("Registration Statement") that is being filed by the Company for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "1933 Act"); the form of Plan that we understand will be included as an appendix to the Combined Proxy Statement and Prospectus contained in the Registration Statement; and the Company's Articles of Incorporation, as amended (the "Charter"), and Bylaws. We have also examined the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation, as we have deemed appropriate. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.



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INVESCO Sector Funds, Inc.
August 11, 2003
Page 3


         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

         2. When issued and paid for upon the terms provided in the Plan and the Registration Statement, the Shares to be issued pursuant to the Plan and the Registration Statement will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission ("SEC") in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                 Very truly yours,



                                                 /s/ Kirkpatrick & Lockhart LLP